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                                                                      EXHIBIT 22


                         SUBSIDIARIES OF THE REGISTRANT

                                                   State or other
                                                   Jurisdiction of
Subsidiaries                                       Incorporation
------------                                       -------------
Cedar Corporation                                  Nevada

Cedro de Mexico, S.A. De C.V.                      Mexico

Condor D.C. Power Supplies, Inc.                   California

Industrias SL, S.A. de C.V                         Mexico

PDQ Corporation                                    New Jersey

SL Ameritech Plastics, Inc.                        New York

SL Auburn, Inc.(a)                                 New York

SL Delaware, Inc.                                  Delaware

SL International (FSC), Inc.                       U.S. Virgin Islands

SL Surface Technologies, Inc.(b)                   New Jersey

SL Montevideo Technology, Inc.                     Minnesota

SL Piping Systems, Inc.(c)                         Delaware

SL Waber, Inc.                                     New Jersey

Teal Electronics Corporation                       California

Waber de Mexico, S.A. De C.V.                      Mexico

Waber Power, LTD(d)                                Connecticut


      All of the registrant's subsidiaries are included in the consolidated financial statements for the year ended July 31, 1997

----------------------
(a)   Disposed on May 1, 1997.
(b)   Formerly SL Modern Hard Chrome, Inc.
(c)   Disposed on February 20, 1996.
(d)   Formerly SL Electrostatic Technology, Inc.